Exhibit 99.1

Contact:	610-337-7000	For Immediate Release:
	William Ruthrauff, ext. 6571	May 4, 2015
Shelly Oates, ext. 3202

AmeriGas Partners Reports Record Second Quarter Earnings

VALLEY FORGE, Pa., May 4 - AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. (NYSE: APU), reported adjusted net income of $252.1 million for the quarter ended March 31, 2015, compared with $240.1 million for the quarter ended March 31, 2014. Adjusted net income attributable to AmeriGas Partners eliminates the impact of mark-to-market changes in commodity derivative instruments not associated with current period transactions. On a GAAP basis, including the impact of such mark-to-market changes, AmeriGas Partners reported net income of $326.1 million for the fiscal quarter ended March 31, 2015. Most of the mark-to-market adjustments relate to our normal business practice of hedging fixed-price commitments to our customers.

The Partnership’s adjusted earnings before interest expense, income taxes, depreciation and amortization (Adjusted EBITDA) was $342.1 million for the second quarter of fiscal 2015 compared with $331.2 million in the prior year. Retail volumes sold for the second quarter decreased 5.7% to 448.0 million gallons from 474.9 million gallons in the prior year. The decrease in retail gallons sold reflects temperatures that were 7.2% warmer than the prior year and close to normal according to the National Oceanic and Atmospheric Administration (“NOAA”).
Jerry E. Sheridan, president and chief executive officer of AmeriGas, said, “We were pleased to deliver record adjusted net income and adjusted EBITDA for the second quarter despite weather that was seven percent warmer than the prior year. A continued focus on operational execution and expense management contributed to our strong performance this quarter. We also benefited from the continued moderation in gas costs as we sold off the higher-cost inventory that was on hand at the beginning of the heating season. Lower commodity prices are good for our customers and for the industry as a whole, and the beneficial impact of lower product costs were clearly evident in our retail selling prices for the quarter, which on average were about 20% lower than last year.”

Sheridan continued, “Given our solid performance this quarter and our expectations for relatively normal weather and business conditions for the remainder of the year, we continue to expect to deliver adjusted EBITDA of $635 million to $665 million for the fiscal year ending September 30, 2015. Finally, we were pleased to recently announce a 4.5% increase in our distribution to $3.68 annually, marking our 11th consecutive year of distribution growth. We are particularly pleased to

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AmeriGas Partners Reports Record Second Quarter Earnings	Page 2
have delivered consistent distribution growth to our unitholders over an extended period of time that has included varying economic, market, and weather conditions.”

About AmeriGas
AmeriGas is the nation’s largest retail propane marketer, serving approximately two million customers in all 50 states from over 2,000 distribution locations. UGI Corporation, through subsidiaries, is the sole General Partner and owns 26% of the Partnership and the public owns the remaining 74%.

AmeriGas Partners, L.P. will hold a live Internet Audio Webcast of its conference call to discuss second quarter fiscal 2015 earnings and other current activities at 9:00 AM EDT on Tuesday, May 5, 2015. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://investors.amerigas.com/investor-relations/events-presentations or at the company website http://www.amerigas.com under Investor Relations. A telephonic replay will be available from 12:00 PM EDT on May 5 through 11:59 PM EDT on May 12. The replay may be accessed at (855) 859-2056, and internationally at 1-404-537-3406, conference ID 62294652.

Comprehensive information about AmeriGas is available on the Internet at http://www.amerigas.com

This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read the Partnership’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the capacity to transport propane to our market areas, the impact of pending and future legal proceedings, political, economic and regulatory conditions in the U.S. and abroad, and our ability to successfully integrate acquisitions and achieve anticipated synergies. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

AP-05	###	5/4/15

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
REPORT OF EARNINGS
(Thousands, except per unit and where otherwise indicated)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,		Twelve Months Ended March 31,
	2015	2014	2015	2014	2015	2014
Revenues:
Propane	$1,028,080	$1,421,423	$1,840,815	$2,391,725	$2,889,958	$3,381,050
Other	72,237	72,200	148,294	147,724	272,637	272,088
	1,100,317	1,493,623	1,989,109	2,539,449	3,162,595	3,653,138
Costs and expenses:
Cost of sales - propane	411,745	867,213	990,286	1,429,661	1,595,217	1,977,544
Cost of sales - other	18,822	18,255	40,862	38,514	84,330	86,190
Operating and administrative expenses	257,346	281,318	503,997	518,866	949,094	953,979
Depreciation	37,402	38,353	76,084	79,856	150,248	163,232
Amortization	10,713	10,804	21,399	21,623	42,971	43,138
Other operating income, net	(7,392)	(7,242)	(17,540)	(13,686)	(31,304)	(30,383)
	728,636	1,208,701	1,615,088	2,074,834	2,790,556	3,193,700
Operating income	371,681	284,922	374,021	464,615	372,039	459,438
Interest expense	(41,096)	(42,046)	(82,130)	(83,636)	(164,075)	(166,096)
Income before income taxes	330,585	242,876	291,891	380,979	207,964	293,342
Income tax (expense) benefit	(806)	74	(1,676)	(1,357)	(2,930)	(2,453)
Net income	329,779	242,950	290,215	379,622	205,034	290,889
Deduct net income attributable to noncontrolling interest	(3,724)	(2,847)	(3,731)	(4,621)	(3,658)	(4,539)
Net income attributable to AmeriGas Partners, L.P.	$326,055	$240,103	$286,484	$375,001	$201,376	$286,350
General partner’s interest in net income attributable to AmeriGas Partners, L.P.	$9,795	$7,794	$15,932	$14,534	$28,146	$24,429
Limited partners’ interest in net income attributable to AmeriGas Partners, L.P.	$316,260	$232,309	$270,552	$360,467	$173,230	$261,921
Income per limited partner unit (a)
Basic	$2.18	$1.71	$2.36	$2.85	$1.85	$2.81
Diluted	$2.17	$1.71	$2.36	$2.84	$1.85	$2.81
Average limited partner units outstanding:
Basic	92,914	92,883	92,905	92,867	92,898	92,854
Diluted	92,963	92,934	92,970	92,940	92,964	92,932
SUPPLEMENTAL INFORMATION:
Retail gallons sold (millions)	448.0	474.9	788.2	849.0	1,214.8	1,279.1
Wholesale gallons sold (millions)	16.6	35.3	30.8	72.8	51.4	109.3
Total margin (b)	$669,750	$608,155	$957,961	$1,071,274	$1,483,048	$1,589,404
Adjusted total margin (c)	$595,011	$608,155	$1,021,452	$1,071,274	$1,556,034	$1,589,404
EBITDA (c)	$416,072	$331,232	$467,773	$561,473	$561,600	$661,269
Adjusted EBITDA (c)	$342,088	$331,232	$530,623	$561,473	$633,849	$676,924
Adjusted net income attributable to AmeriGas Partners, L.P. (c)	$252,071	$240,103	$349,334	$375,001	$273,625	$286,350
Expenditures for property, plant and equipment:
Maintenance capital expenditures	$14,761	$16,653	$31,774	$30,391	$71,671	$60,531
Transition capital related to Heritage integration	$—	$—	$—	$—	$—	$9,394
Growth capital expenditures	$12,026	$11,087	$25,443	$20,618	$48,471	$37,705

(a)
Income per limited partner unit is computed in accordance with accounting guidance regarding the application of the two-class method for determining earnings per share as it relates to master limited partnerships. Refer to Note 2 to the consolidated financial statements included in the AmeriGas Partners, L.P. Annual Report on Form 10-K for the fiscal year ended September 30, 2014.

(b)	Total margin represents total revenues less cost of sales — propane and cost of sales — other.

(continued)

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
REPORT OF EARNINGS
(Thousands, except per unit and where otherwise indicated)
(Unaudited)
(continued)

(c)
The Partnership’s management uses certain non-GAAP financial measures, including adjusted total margin, EBITDA, adjusted EBITDA and adjusted net income attributable to AmeriGas Partners, L.P., when evaluating the Partnership’s overall performance. These financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures.

Management believes earnings before interest, income taxes, depreciation and amortization (“EBITDA”), as adjusted for the effects of gains and losses on commodity derivative instruments not associated with current-period transactions and other gains and losses that competitors do not necessarily have ("Adjusted EBITDA"), is a meaningful non-GAAP financial measure used by investors to(1) compare the Partnership’s operating performance with that of other companies within the propane industry and (2) assess the Partnership’s ability to meet loan covenants. The Partnership’s definition of Adjusted EBITDA may be different from those used by other companies. Management uses Adjusted EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes, the effects of gains and losses on commodity derivative instruments not associated with current-period transactions or historical cost basis. In view of the omission of interest, income taxes, depreciation and amortization, gains and losses on commodity derivative instruments not associated with current-period transactions and other gains and losses that competitors do not necessarily have from Adjusted EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant years. Management also uses Adjusted EBITDA to assess the Partnership’s profitability because its parent, UGI Corporation, uses the Partnership’s EBITDA, as adjusted to exclude gains and losses on commodity derivative instruments not associated with current-period transactions, to assess the profitability of the Partnership which is one of UGI Corporation’s industry segments. UGI Corporation discloses the Partnership’s EBITDA, as so adjusted, in its disclosure about industry segments as the profitability measure for its domestic propane segment.

Management believes the presentation of other non-GAAP financial measures, comprised of adjusted total margin and adjusted net income attributable to AmeriGas Partners, L.P., provide useful information to investors to more effectively evaluate the period-over-period results of operations of the Partnership. Management uses these non-GAAP financial measures because they eliminate the impact of (1) gains and losses on commodity derivative instruments that are not associated with current-period transactions and (2) other gains and losses that competitors do not necessarily have to provide insight into the comparison of period-over-period profitability to that of other master limited partnerships.

The following tables include reconciliations of adjusted total margin, EBITDA, adjusted EBITDA and adjusted net income attributable to AmeriGas Partners, L.P. to the most directly comparable financial measure calculated and presented in accordance with GAAP for all the periods presented:

(continued)

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
REPORT OF EARNINGS
(Thousands, except per unit and where otherwise indicated)
(Unaudited)
(continued)

	Three Months Ended March 31,		Six Months Ended March 31,		Twelve Months Ended March 31,
	2015	2014	2015	2014	2015	2014
Adjusted total margin:
Total revenues	$1,100,317	$1,493,623	$1,989,109	$2,539,449	$3,162,595	$3,653,138
Cost of sales - propane	(411,745)	(867,213)	(990,286)	(1,429,661)	(1,595,217)	(1,977,544)
Cost of sales - other	(18,822)	(18,255)	(40,862)	(38,514)	(84,330)	(86,190)
Total margin	669,750	608,155	957,961	1,071,274	1,483,048	1,589,404
Add net losses (subtract net gains) on commodity derivative instruments not associated with current-period transactions	(74,739)	—	63,491	—	72,986	—
Adjusted total margin	$595,011	$608,155	$1,021,452	$1,071,274	$1,556,034	$1,589,404

Adjusted net income attributable to AmeriGas Partners, L.P.:
Net income attributable to AmeriGas Partners, L.P.	$326,055	$240,103	$286,484	$375,001	$201,376	$286,350
Add net losses (subtract net gains) on commodity derivative instruments not associated with current-period transactions	(74,739)	—	63,491	—	72,986	—
Noncontrolling interest in net loss on commodity derivative instruments not associated with current-period transactions	755	—	(641)	—	(737)	—
Adjusted net income attributable to AmeriGas Partners, L.P.	$252,071	$240,103	$349,334	$375,001	$273,625	$286,350

	Three Months Ended March 31,		Six Months Ended March 31,		Twelve Months Ended March 31,
	2015	2014	2015	2014	2015	2014
EBITDA and Adjusted EBITDA:
Net income attributable to AmeriGas Partners, L.P.	$326,055	$240,103	$286,484	$375,001	$201,376	$286,350
Income tax expense (benefit)	806	(74)	1,676	1,357	2,930	2,453
Interest expense	41,096	42,046	82,130	83,636	164,075	166,096
Depreciation	37,402	38,353	76,084	79,856	150,248	163,232
Amortization	10,713	10,804	21,399	21,623	42,971	43,138
EBITDA	416,072	331,232	467,773	561,473	561,600	661,269
Heritage Propane acquisition and transition expenses	—	—	—	—	—	15,655
Add net losses (subtract net gains) on commodity derivative instruments not associated with current-period transactions	(74,739)	—	63,491	—	72,986	—
Noncontrolling interest in net (losses) gains on commodity derivative instruments not associated with current-period transactions	755	—	(641)	—	(737)	—
Adjusted EBITDA	$342,088	$331,232	$530,623	$561,473	$633,849	$676,924

(continued)

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
REPORT OF EARNINGS
(Thousands, except per unit and where otherwise indicated)
(Unaudited)
(continued)

The following table includes a reconciliation of forecasted net income attributable to AmeriGas Partners, L.P. to forecasted Adjusted EBITDA for the fiscal year ending September 30, 2015:

Forecast Fiscal Year Ending September 30, 2015
Adjusted net income attributable to AmeriGas Partners, L.P. (estimate) (d)	$286,000
Interest expense (estimate)	163,000
Income tax expense (estimate)	4,000
Depreciation (estimate)	154,000
Amortization (estimate)	43,000
Adjusted EBITDA (e)	$650,000

(d)
Represents estimated net income attributable to AmeriGas Partners, L.P. after adjusting for gains and losses on commodity derivative instruments not associated with current-period transactions. It is impracticable to determine actual gains and losses on commodity derivative instruments not associated with current-period transactions that will be reported in GAAP net income as such gains and losses will depend upon future changes in commodity prices for propane which cannot be forecasted.

(e)	Represents the midpoint of Adjusted EBITDA guidance range for fiscal 2015.